Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF EVEREST CONSOLIDATOR ACQUISITION CORPORATION [ ], 2023 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at [ ] Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 000023 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1. A proposal to approve the Business Combination Agreement and Plan of Merger dated as of May 19, 2023 (as it may be amended from time to time, the “Business Combination Agreement”) by and among Everest, Unifund Financial Technologies, Inc., a Delaware corporation (“New PubCo”), Unifund Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of New PubCo (“Merger Sub”), Unifund Holdings, LLC, an Ohio limited liability company (“Holdings”), USV, LLC, an Ohio limited liability company (“USV”) and Credit Card Receivables Fund Incorporated, an Ohio corporation (“CCRF” and together with Holdings and USV, the “Target Companies”) (the “Business Combination Proposal”). 2. A proposal to approve and adopt, assuming the Business Combination Proposal is approved and adopted, the amended and restated certificate of incorporation of New PubCo and the amended and restated bylaws of New PubCo which, if approved, would take effect upon the closing of the transactions contemplated by the Business Combination Agreement (the “Charter Proposal”). 3. A proposal to approve the Unifund Financial Technologies, Inc. 2023 Incentive Award Plan, to be effective upon such approval by Everest’s stockholders. 4. A proposal to approve the adjournment of the Stockholders Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies for the purpose of obtaining approval of the Business Combination Proposal and the Charter Proposal, (ii) in the event of the absence of a quorum, (iii) to allow reasonable additional time for filing or mailing of any legally required supplement or amendment to the proxy state-ment/prospectus or (iv) if the holders of Everest Class A common stock have elected to redeem such shares such that either (a) the shares of the New PubCo common stock and warrants that represents the right to acquire shares of New PubCo common stock, on substantially similar terms as those set forth in that certain Everest Public Warrant Agreement, dated November 23, 2021, would not be approved for listing on Nasdaq or (b) the closing condition in the Business Combination Agreement that the amount of available cash shall be no less than $40,000,000 would not be satisfied at of the transactions contemplated by the Business Combination Agreement. The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2, Proposal 3 and Proposal 4. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion. FOR AGAINST ABSTAIN